OPTION TO LEASE AGREEMENT



         This Option to Lease Agreement ("Agreement") is made and entered into this 8th day of August, 1996, by and between the ARAPAHOE COUNTY PUBLIC AIRPORT AUTHORITY ("Authority") and SWINGMASTER GOLF AT CENTENNIAL, LTD. ("Lessee").

                              "W I T N E S S E T H

         WHEREAS, the Authority owns fee simple title to the real property described in Exhibit A attached hereto and incorporated herein by reference (the "Property"); and

         WHEREAS, the Authority desires to lease the Property to Lessee and Lessee desires to lease the Property from Authority for the purpose of a golf course in accordance with Development Plans [Scott] prepared and processed in accordance with Authority's Development Guidelines [Scott] ("Project"); and

         WHEREAS, Lessee desires to have an option to lease the Property until February 7, 1997; and

         WHEREAS, the Authority is willing to enter into a option to lease the Property in accordance with the terms and conditions set forth below.

         1. Option Payment. Lessee shall pay to Authority, contemporaneous with the execution of this Agreement an option payment of $1,825 representing $100 per acre per year for Lots N15 and N17, which consists of approximately 36.5 acres. In return for the payment, Lessee shall have the option to lease the Property pursuant to the terms of the Ground Lease and Agreement, which is attached hereto as Exhibit 1, commencing the date of this Agreement, and terminating on February 7, 1997.

         2. Commencement of Construction Activities. Lessee may not commence any construction activities of any nature on the Property, including the movement of soil, without the execution by Authority and Lessee, of the Ground Lease and Agreement, attached hereto as Exhibit 1, or without the express written authorization of the Authority's Executive Director.

         DATED this 8th day of August, 1996.

                                  THE ARAPAHOE COUNTY PUBLIC AIRPORT
                                  AUTHORITY


ATTEST:



                                  By ________________________________2
__________________________           Chairman Pro-Term



                                  SWINGMASTER GOLF AT CENTENNIAL, LTD., a
                                  Colorado limited partnership



ATTEST:

                                  BY PINECREST ENTERPRISES, LTD., a Colorado
___________________________       corporation, General Partner
Secretary



                                  By _________________________________
                                     Gregory Blaydes, President



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